Exhibit 10.1

EXCHANGE AND REDEMPTION AGREEMENT

      This EXCHANGE AND REDEMPTION AGREEMENT (this “Agreement”) is made as of December 4, 2001 (the “Execution Date”) by and between HEARx Ltd., a Delaware corporation (the “Company”) and Advantage Fund II Ltd. (the “Investor”).

RECITALS

            A.      Pursuant to a Convertible Preferred Stock Purchase Agreement dated as of May 9, 2000 (the “Original Purchase Agreement”), the Company issued and sold to the Investor, and the Investor purchased from the Company, 500 shares of the Company’s 7% Series I Convertible Preferred Stock, par value $1.00 per share (the “Original Preferred Stock”), which are convertible into shares of the Company’s common stock, par value $.10 per share (the “Common Stock”), and warrants to purchase 203,390 shares of Common Stock (the “Original Warrants”).

            B.      Simultaneous with the execution of the Purchase Agreement, the Company and the Investor entered into a Registration Rights Agreement dated as of May 9, 2000 (the “Original Registration Rights Agreement”).

            C.      The Investor currently holds 418 shares of the Original Preferred Stock and all of the Original Warrants and 129,470 shares of Common Stock (the “Existing Common Stock”) which were issued upon the exercise of certain shares of the Original Preferred Stock (collectively, the “Existing Investor Securities”).

            D.      The Investor and the Company desire that (i) the Investor exchange certain of its Existing Investor Securities for shares of the Company’s newly designated non-convertible preferred stock and shares of Common Stock (the “Exchange”) and (ii) the Company redeem, for cash, certain other of the Existing Investor Securities, all upon the terms and conditions set forth herein.

            E.      The Exchange is intended to qualify as a private placement transaction under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

AGREEMENT

      NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE I
THE EXCHANGE

            1.1      Closing. Subject to the terms and conditions set forth in this Agreement, the Company and the Investor shall redeem 185 shares of Original Preferred Stock and the Original Warrants for $1,951,136.36 in cash (the “Cash”), and exchange 233 shares of Original Preferred Stock for (i) 233 shares of preferred stock described in Section 1.4 below (the “Exchange Preferred Stock”) and (ii) 470,530 shares of Common Stock (the “Exchange Common Stock” and, together with the Exchange Preferred Stock, the “Exchange Securities”). The closing of the Exchange (the “Closing”) shall take place at the offices of Bryan Cave LLP, 700 Thirteenth Street, N.W., Washington, DC 20005, on December 14, 2001 or such earlier date as the parties shall agree (the “Closing Date”).

            1.2      Exchange. On the Execution Date, the Investor shall deliver to or as directed by the Company an executed copy of this Agreement and the Company shall deliver to the Investor an executed copy of this Agreement and shall pay to the Investor $500,000 (“Partial Cash Payment”). At the Closing, (i) the Investor shall (A) deliver to or as directed by the Company (1) an executed copy of the escrow agreement in the form attached hereto as Exhibit A (the “Escrow Agreement”), the release agreement in the form attached hereto as Exhibit B (the “Release”) and the registration rights agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), (2) certificates representing 418 shares of the Original Preferred Stock, and (3) the Original Warrants, and (B) deposit with the escrow agent pursuant to the Escrow Agreement, by electronic delivery through DTC, the Existing Common Stock, and (ii) the Company shall deliver to the Investor (1) an executed copy of the Escrow Agreement, the Release and the Registration Rights Agreement, (2) the legal opinion of Bryan Cave LLP in the form of Exhibit D, (3) the Cash less the Partial Cash Payment, (4) stock certificates, registered in the name of the Investor, representing the Exchange Preferred Stock, and (5) four stock certificates in denominations of 100,000 each and one stock certificate in the denomination of 70,530 evidencing the Exchange Common Stock (which shall be delivered to the escrow agent pursuant to the terms of the Escrow Agreement).

            1.3      Delivery of Cash on Execution Date and at Closing. The Cash payable by the Company on the Execution Date and at the Closing shall be paid in United States dollars in immediately available funds in cash or by wire transfer to an account designated in writing by the Investor for such purpose.

            1.4      Terms of Exchange Preferred Stock. The Exchange Preferred Stock shall have the rights, preferences and privileges set forth in Exhibit E, and shall be incorporated into a Certificate of Designation (the “Certificate of Designation”) to be filed prior to the Closing by the Company with the Secretary of State of Delaware, in form and substance mutually agreed to by the parties.

            1.5      Original Agreements. Simultaneous with the Closing, the Original Purchase Agreement and the Original Registration Rights Agreement shall be automatically terminated in their entirety and shall be of no further force or effect. Effective on the date of the Closing, all shares of Original Preferred Stock and all Original Warrants shall be canceled.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

            2.1      The Investor hereby represents and warrants to the Company as follows on the Execution Date and the Closing Date:

                       (a)      Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated this Agreement, the Certificate of Designation, the Escrow Agreement, the Release and the Registration Rights Agreement (collectively, the “Transaction Documents”) and otherwise to carry out its obligations thereunder. The Exchange has been duly authorized by all necessary action on the part of the Investor. Each of this Agreement, the Escrow Agreement, the Release and the Registration Rights Agreement has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms.

                       (b)      Ownership of Existing Investor Securities. The Investor is the sole owner of all of the Existing Investor Securities free and clear of any and all liens, claims and encumbrances of any kind.

                       (c)      Investment Intent. The Investor is acquiring the Exchange Preferred Stock and the Exchange Common Stock as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Exchange Securities or any part thereof. The Investor does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute Exchange Securities.

                       (d)      Investor Status. At the time the Investor was offered the Exchange Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Investor is not a registered NASD broker-dealer.

                       (e)      Investor Experience. The Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Exchange Securities, and has so evaluated the merits and risks of such investment.

                       (f)      Ability of Investor to Bear Risk of Investment. The Investor is able to bear the economic risk of an investment in the Exchange Securities and, at the present time, is able to afford a complete loss of such investment.

                       (g)      Access to Information. The Investor acknowledges that it has reviewed the Disclosure Materials (as defined below) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Exchange Securities and the merits and risks of investing in the Exchange Securities; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained herein.

                       (h)      General Solicitation. The Investor is not purchasing the Exchange Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Exchange Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                       (i)      Ownership of Common Stock. The Investor does not have a short position in the Common Stock.

                       (j)      Reliance. The Investor understands and acknowledges that (i) the Exchange Securities are being offered and sold to it without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations, and the Investor hereby consents to such reliance.

            2.2      The Company hereby makes the following representations and warranties to the Investor on the Execution Date and on the Closing Date:

                       (a)      Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has only those subsidiaries identified in Schedule 2.2 attached hereto. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Exchange Securities or any of the Transaction Documents, (y) have or result in a material adverse effect on the results of operations, assets or condition (financial or otherwise) of the Company, or (z) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a “Material Adverse Effect”).

                       (b)      Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and, when delivered (or filed, in the case of the Certificate of Designation) in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                       (c)      Capitalization. The number of authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.2. No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as a result of the purchase and sale of the Exchange Securities and except as disclosed in Schedule 2.2, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person or entity any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

                       (d)      Issuance of the Exchange Securities. The Exchange Securities are duly authorized and, when issued at the Closing and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable. The Exchange Preferred Stock, when issued at the Closing, will be duly authorized, validly issued, fully paid and non-assessable.

                       (e)      No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws (each as amended through the date hereof), or (ii) except as set forth on Schedule 2.2, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, credit facility, debt or other instrument or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

                       (f)      No Registration. The offer, issuance, sale and delivery of the Exchange Securities to the Investor as contemplated hereby are exempt from the registration requirements of the Securities Act. Neither the Company nor any person or entity acting on its behalf has taken or is, to the knowledge of the Company, contemplating taking any action which could subject the offering, issuance or sale of the Exchange Securities to the registration requirements of the Securities Act including soliciting any offer to buy or sell the Exchange Securities by means of any form of general solicitation or advertising.

                       (g)      SEC Documents; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Documents” and, together with the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since December 31, 2000, except as specifically disclosed in the SEC Documents, (a) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

                       (h)      Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of the Certificate of Designation with the Secretary of State of Delaware, as set forth on Schedule 2.2 and applicable state Blue Sky filings and, in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not reasonably be expected to have or result in, individually or in the aggregate, a Material Adverse Effect (collectively, the “Required Approvals”).

                       (i)      No Default or Violation. The Company (i) is not in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, in each case of clause (i), (ii) or (iii) above, except as could not individually or in the aggregate, be reasonably expected to have or result in a Material Adverse Effect.

                       (j)      Certain Fees . Except for certain compensation payable to Kennebeck Resources, Inc. by the Company, no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Investor, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney’s fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

                       (k)      Form S-3 Eligibility . The Company is eligible to register securities for resale with the Commission on Form S-3 promulgated under the Securities Act.

                       (l)      Registration Rights; Rights of Participation. Except as set forth on Schedule 2.2, the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied. No Person has any right of first refusal, right of participation or any similar right to participate in the transactions contemplated by this Agreement.

                       (m)      Disclosure. All disclosure provided to the Investor regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III
OTHER AGREEMENTS

            3.1      Escrow Arrangement. The shares of Exchange Common Stock issued to the Investor hereunder and the Existing Common Stock (together, the “Escrowed Shares”) will be held by the Escrow Agent for so long as required pursuant to and in accordance with the terms of the Escrow Agreement.

            3.2      Trading Restrictions of Escrowed Shares. Except as otherwise provided in this Section 3.2 and subject to applicable securities laws, the Investor may not sell, transfer, encumber or otherwise dispose of any Escrowed Shares. The restrictions set forth in this Section 3.2 shall apply irrespective of the status of the Escrowed Shares as restricted or unrestricted for purposes of applicable securities laws.

                       (a)      If the closing price of the Company’s Common Stock as reported by The Wall Street Journal (the “Closing Price”) for five consecutive trading days equals or exceeds $2.46 per share (subject to equitable adjustment in the event of any stock split, stock combination or similar event affecting the Common Stock), the Investor may thereafter sell Escrowed Shares in any period of five (5) consecutive trading days in an amount up to 15% of the average weekly trading volume of the Company’s Common Stock over the previous four weeks as reported by The Wall Street Journal; provided, however, that if at any time the Closing Price falls below $2.46 (subject to equitable adjustment in the event of any stock split, stock combination or similar event affecting the Common Stock) for five consecutive trading days, the Investor shall no longer be permitted to make sales under this Section 3.2(a); provided, further, however, that if at any time following the five consecutive trading days when the closing price of the common stock is less than $2.46 per share (subject to equitable adjustment in the event of any stock split, stock combination or similar event affecting the common stock) the closing price of the Company’s common stock shall again equal or exceed $2.46 per share (subject to equitable adjustment in the event of any stock split, stock combination or similar event affecting the common stock) for any five consecutive trading days, the Investor may again continue to sell the Escrowed Shares in accordance with the first clause of this Section 3.2(a).

                       (b)      If the Investor holds 200,000 or more shares of Common Stock on January 1, 2004, then commencing on January 1, 2004, the Investor may sell such number of shares of Escrowed Shares in any five (5) consecutive trading day period in an amount up to 15% of the average of the prior four weeks trading volume as reported by the Wall Street Journal. At such time following January 1, 2004 as the Investor holds fewer than 200,000 shares, the restrictions set forth in this Section 3.2 shall no longer apply.

                       (c)      For so long as the restrictions set forth in this Section 3.2 apply to the Investor, the Investor will provide to the Company a monthly brokerage statement in a form reasonably satisfactory to the Company relating to each account from which the Investor sells the Company’s securities for each month in which sales of the Company’s securities are made. Such statement may omit information unrelated to sales of the Company’s securities.

            3.3      Securities Laws. The Investor acknowledges that the Exchange Securities have not been registered under the Securities Act and may only be disposed of pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act. The Company may require the transferor of any of the Exchange Securities to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Exchange Securities under the Securities Act.

            3.4      Rule 144. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act, the Company agrees, until such time as all of the Exchange Common Stock may be freely sold under Rule 144(k), (i) to make and keep public information available, as those terms are understood and defined in Rule 144, and (ii) to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements.

            3.5      Restrictive Legend. The Investor agrees to the imprinting of the following legend on the Exchange Securities:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

When there is an effective registration statement covering the resale of the Exchange Common Stock or if such shares may be resold without volume restrictions under Rule 144(k), the Exchange Common Stock shall not contain the legend set forth above nor any other legend. The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent on the day that the Registration Statement is declared effective by the Commission (the “Effective Date”) stating that the Registration Statement covering the resale of the Exchange Common Stock has been declared effective by the Commission and the certificates representing the Exchange Common Stock may be issued or reissued (as the case may be) without any restrictive legend. The Company agrees that, it will, within three Business Days after request therefor by the Investor, provide the Investor (or deliver to the Escrow Agent to be held in accordance with the terms of the Escrow Agreement) with a certificate or certificates representing such Exchange Common Stock, free from such legend at such time as such legend would not have been required under this Section 3.5 had such issuance occurred on the date of such request. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

            3.6      Short Sales. For so long as it holds shares of Common Stock or Exchange Securities, the Investor agrees that it will not at any time hold a net short position in the Common Stock. For clarification, the foregoing shall permit the Investor to hold a short position in the Common Stock so long as it does not exceed the lesser of (i) the number of shares of Exchange Common Stock registered for resale and then held by the Investor, and (ii) the volume limitations set forth in Section 3.2(a).

            3.7      Disclosures of Confidential Information. After the Closing contemplated by this Agreement, the Company shall not and shall cause each of its officers, directors, employees and affiliates and other persons acting on its behalf not to divulge to the Investor any information which the Company believes to be material non-public information unless the Investor has agreed in advance in writing to receive such information.

ARTICLE IV
MISCELLANEOUS

            4.1      Fees and Expenses. At the Closing, the Company shall reimburse the Investor for legal fees and expenses actually and reasonably incurred by it in connection with the review and negotiation of the Transaction Documents up to $20,000. Other than this amount, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Exchange Securities.

            4.2      Entire Agreement; Amendments. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

            4.3      Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 8:00 p.m. (New York City time) on a business day, against electronic confirmation thereof, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 8:00 p.m. (New York City time) on any date, against electronic confirmation thereof, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	HEARx Ltd.

1250 Northpoint Parkway

West Palm Beach, FL 33407

Facsimile No.: (561) 688-8883

Attn: Chairman

With copies to:	Bryan Cave LLP

700 Thirteenth Street, N.W.

Suite 700

Washington, DC 20005-3960

Facsimile No.: (202) 508-6200

Attn: LaDawn Naegle, Esq.

If to the Investor:	c/o CITCO

Kaya Flamboyan 9

Curacao, Netherlands Antilles

Facsimile: 011-599-9732-2008

Attention: W.R. Weber

With copies to:	Genesee International Inc.

10500 NE 8th Street

Suite 1920

Bellevue, WA 98004

Facsimile: (425) 462-4645

Attention: Howard Coleman

Robinson Silverman Pearce Aronsohn & Berman LLP

1290 Avenue of the Americas

New York, NY 10104

Facsimile No.: (212) 541-4630 and (212) 541-1432

Attn: Eric L. Cohen, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such person or entity.

            4.4      Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            4.5      Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

            4.6      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

            4.7      No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

            4.8      Governing Law. The corporate laws of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

            4.9      Survival. The representations and warranties contained herein shall survive until the expiration of the first anniversary following the Closing. The agreements and covenants contained herein shall survive the Closing and the delivery of the Exchange Securities until the expiration of the applicable statute of limitations (if any) therefor.

            4.10     Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

            4.11     Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

            4.12     Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each party will be entitled to seek specific performance of the obligations of the other party(s) under the Transaction Documents. The Company and the Investor agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

            4.13.     Replacement of Stock Certificate. If any stock certificate representing Exchange Securities issued to an Investor pursuant to this Agreement is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for such stock certificate, a new stock certificate, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, satisfactory to it. Any certificates lost by the Transfer Agent shall be replaced immediately without such evidence or indemnity. Applicants for a new stock certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

            4.14     Further Assurances. The parties hereto agree that each shall execute and deliver any and all further agreements, instruments, certificates and other documents, and shall take any and all action, as any of the parties hereto may reasonably deem necessary or desirable in order to carry out the intent of the parties to this Agreement.

            4.15     Press Releases. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication.

            4.16     Attorneys’ Fees. If either party shall commence an action or proceeding to enforce any provisions relating to the obligations to close the transactions contemplated by this Agreement prior to the Closing, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

      IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HEARx LTD

By: /s/ Paul A. Brown, M.D.

Paul A. Brown, M.D. Chairman and Chief Executive Officer

ADVANTAGE FUND II LTD.

By: Genesee International Inc.
as General Manager

/s/ Donald R. Morken

Donald R. Morken President